UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 21, 2019
INTEGER HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-16137	16-1531026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway,	Suite 1150	Plano,	Texas	75024
(Address of principal executive offices)				(Zip Code)
(214) 618-5243
Registrant’s telephone number, including area code
_____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ITGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On November 21, 2019, Integer Holdings Corporation (the “Company”) entered into the Fifth Amendment (the “Fifth Amendment”) and the Sixth Amendment (the “Sixth Amendment” and, together with the Fifth Amendment, the “Amendments”) to the Credit Agreement, dated as of October 27, 2015, by and among Greatbatch Ltd., as borrower (the “Borrower”), the Company, as parent, Manufacturers and Traders Trust Company, as administrative agent, and the Lenders party thereto, as amended (the “Credit Agreement”).
Pursuant to the terms of the Fifth Amendment, the maturity dates for both the revolving credit facility (the “Revolving Credit Facility”) and the term loan A facility (the “TLA Facility”) under the Credit Agreement were extended until October 27, 2022. The Revolving Credit Facility and TLA Facility were previously scheduled to mature on October 27, 2020 and October 27, 2021, respectively. In addition, the interest rate margins applicable to the Revolving Credit Facility and TLA Facility, for both base rate and LIBOR borrowings, have each been reduced by 25 basis points. Interest rates on the Revolving Credit Facility and the TLA Facility will now be, at the Company’s option, either at: (i) the prime rate plus the applicable margin, which will now range between 0.50% and 2.00%, based on the Company’s Total Net Leverage Ratio (as defined in the Credit Agreement), or (ii) the applicable LIBOR rate plus the applicable margin, which will range between 1.50% and 3.00%, based on the Company’s Total Net Leverage Ratio. The maximum commitment under the Revolving Credit Facility and the size of the TLA Facility each remain unchanged as a result of the Fifth Amendment.
Pursuant to the terms of the Sixth Amendment, the interest rate margins applicable to the term loan B facility (the “TLB Facility”) under the Credit Agreement, for both base rate and LIBOR borrowings, have each been reduced by 50 basis points. Interest rates on the TLB Facility will now be, at the Company’s option, either at: (i) the prime rate plus 1.50% or (ii) the applicable LIBOR rate plus 2.50%, with LIBOR subject to a 1.00% floor. The Sixth Amendment also includes an obligation for the Borrower to pay a prepayment fee to the TLB Facility lenders in the amount of 1.00% of the aggregate principal amount of the TLB Facility in the event of another Repricing Event (as defined in the Credit Agreement) on or before the six-month anniversary of the effective date for the Sixth Amendment. The maturity date and the size of the TLB Facility each remain unchanged as a result of the Sixth Amendment.
Under the terms of the Amendments, the covenants and other provisions of the Credit Agreement were modified to permit the previously announced change to the Company’s fiscal year from a 52/53-week fiscal year to a fiscal year that is based on the calendar year.
The above description of the Amendments is qualified in its entirety by reference to the complete text of the Fifth Amendment and Sixth Amendment, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.
On November 21, 2019, the Company issued a press release announcing its entry into the Amendments. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above regarding the Amendments is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
10.1
Fifth Amendment to Credit Agreement, dated as of November 21, 2019, by and among Greatbatch Ltd., as the borrower, Integer Holdings Corporation, as the parent, Manufacturers and Traders Trust Company, as administrative agent and as arranger, and the lenders party thereto.

10.2
Sixth Amendment to Credit Agreement, dated as of November 21, 2019, by and among Greatbatch Ltd., as the borrower, Integer Holdings Corporation, as the parent, Manufacturers and Traders Trust Company, as administrative agent, Credit Suisse Loan Funding LLC, as arranger, and the lenders party thereto.

99.1	Press Release, dated November 21, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	November 21, 2019	INTEGER HOLDINGS CORPORATION

		By:	/s/ Jason K. Garland
Jason K. Garland
Executive Vice President and Chief Financial Officer